UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):   January 5, 1999


                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)


         Colorado                 0-24205               84-1449911
     (State or other         (Commission File        (I.R.S. Employer
     jurisdiction of              Number)           Identification No.)
    incorporation or
      organization)


                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                    (Address of principal executive offices)



                                 (970) 663-5700
              (Registrant's telephone number, including area code)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On January 5, 1999, Factual Data Corp. (the "Company") closed its acquisition of the assets of Oxbow Enterprises, Inc. ("Oxbow") pursuant to an Asset Purchase Agreement (the "Agreement"). The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant"). Oxbow is headquartered in Brookfield, Wisconsin and operates in Wisconsin and Illinois.

Pursuant to the Agreement, the Company acquired the assets of Oxbow in exchange for $300,000 cash (subject to adjustment for receivables, payables and closing items) and a $170,000 promissory note payable over three years with interest at 8% per annum. In connection with the acquisition, the Company obtained three year non-competition agreements with the owners of Oxbow.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (a) Although the acquisition meets the 10% materiality test for purposes of Item 2 of this Report, none of the tests in Rule 3-05(b) of Regulation S-X were exceeded, hence no historical financial statements of the business acquired are included herein.

      (b) None of the tests set forth in Rule 11-01(b) of Regulation S-X were exceeded, hence no pro forma financial statement information is included herein.

      (c)  Exhibits.

           2.1 Asset Purchase Agreement between Factual Data Corp. and Oxbow Enterprises, Inc. dated January 4, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORP.



Date:  January 6, 1999                 By: /s/Jerald H. Donnan
                                          -----------------------------
                                              Jerald H. Donnan,
                                              Chief Executive Officer